UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2012

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Fitzwilliam Square

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-4183

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 26, 2012, Jazz Pharmaceuticals Public Limited Company (the “Company”), Jewel Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“Merger Sub”), EUSA Pharma Inc., a Delaware corporation (“EUSA”), and Essex Woodlands Health Ventures, Inc., a Delaware corporation, Mayflower L.P., a Jersey limited partnership, and Bryan Morton, in their capacity as the representatives of the equity holders of EUSA (the “Stockholders’ Representatives”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into EUSA, with EUSA continuing as the surviving corporation and as an indirect wholly owned subsidiary of the Company (the “Merger”).

Under the terms of the Merger Agreement, the consideration to be paid by the Company to the EUSA security holders in the Merger consists of $650 million in cash, subject to increase or decrease based on EUSA’s (a) working capital as of consummation of the merger relative to an agreed upon target and (b) cash as of consummation of the merger, plus a potential contingent payment of $50 million in cash based upon EUSA’s lead product, Erwinaze™, achieving U.S. net sales of $124,500,000 in 2013.

EUSA obtained the consent of its stockholders required under applicable law shortly after the execution of the Merger Agreement. The Merger is not subject to approval by the shareholders of the Company.

The consummation of the Merger is subject to customary closing conditions, including, among other conditions, antitrust approvals in the U.S. and certain other jurisdictions and the absence of a material adverse effect on EUSA. The Merger is not subject to a financing contingency. The Merger is expected to close in June 2012.

The Merger Agreement contains customary representations and warranties regarding EUSA and the Company, covenants regarding the conduct of EUSA’s business prior to consummation of the Merger, indemnification provisions, termination rights and other customary provisions. $50 million of the consideration to be paid upon consummation of the Merger would be deposited in an escrow account for 12 months as partial security for the Company’s indemnification rights under the Merger Agreement; in addition, $25 million of the contingent payment, if payable, would be subject to reduction for indemnification claims, if any, that are not fully satisfied by the funds in the escrow account.

The foregoing summary of certain terms of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is hereby incorporated into this Current Report on Form 8-K by reference.

The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information, or to provide any other factual information, about the Company, EUSA or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, EUSA or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, as applicable, which subsequent information may or may not be fully reflected in public disclosures.

Debt Commitment Letter

In connection with the Merger Agreement, the Company entered into a commitment letter (the “Debt Commitment Letter”) with Barclays Bank PLC (“Barclays”) on April 26, 2012, pursuant to which Barclays has committed to provide (i) $500 million under a six year term loan facility, and (ii) $100 million under a five year revolving loan facility (collectively, the “Facilities”). Under the Debt Commitment Letter, Barclays is authorized to act as administrative and collateral agent and as lead arranger, bookrunner and syndication agent. The commitment to provide the Facilities is subject to certain conditions, including the negotiation of definitive documentation and other customary closing conditions consistent with the Merger Agreement. The funding under the Facilities is not a condition to the obligations of the Company under the terms of the Merger Agreement. The Company will pay customary fees and expenses in connection with obtaining the Facilities and has agreed to indemnify the lenders if certain losses are incurred by the lenders in connection therewith.

The foregoing summary of certain terms of the Debt Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Debt Commitment Letter, a copy which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2012.

Item 2.02 Results of Operations and Financial Condition.

On April 26, 2012, the Company held conference call regarding the matters described in Item 1.01 of this Current Report on Form 8-K, during which the Company announced certain information regarding Xyrem® sales volumes during the quarter ended March 31, 2012. The conference call was announced by a widely disseminated press release and was made available to the public via audio webcast through the Company’s website. A transcript of the relevant portion of the conference call relating to the aforementioned financial information is attached hereto as Exhibit 99.2.

The information in this Item 2.02 and in the accompanying Exhibit 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.2 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On April 26, 2012, the Company and EUSA issued a joint press release regarding the matters described in Item 1.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated into this Current Report on Form 8-K by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements about the anticipated consummation of the transactions contemplated by the Merger Agreement and the Debt Commitment Letter, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s ability to complete the Merger on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of the closing conditions related to the Merger Agreement, as well as risks and uncertainties related to the satisfaction of the conditions related to the funding of the Facilities as contemplated by the Debt Commitment Letter. There can be no assurance that the Company will be able to complete the transactions contemplated by the Merger Agreement or the Debt Commitment Letter on the anticipated terms, or at all. Additional risks and uncertainties relating to the Company and its business can be found under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which the Company filed with the Securities and Exchange Commission on February 28, 2012 on behalf of and as successor to Jazz Pharmaceuticals, Inc., which reports are available at the SEC’s web site http://www.sec.gov. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 26, 2012.*

99.1	Press release, dated April 26, 2012, titled “Jazz Pharmaceuticals Enters Definitive Agreement to Acquire EUSA Pharma.”

99.2	Transcript of a portion of the conference call held by Jazz Pharmaceuticals plc on April 26, 2012.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ SUZANNE SAWOCHKA HOOPER
Name: Suzanne Sawochka Hooper
Title: Executive Vice President and General Counsel

Date: April 27, 2012

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 26, 2012.*

99.1	Press release, dated April 26, 2012, titled “Jazz Pharmaceuticals Enters Definitive Agreement to Acquire EUSA Pharma.”

99.2	Transcript of a portion of the conference call held by Jazz Pharmaceuticals plc on April 26, 2012.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.